Exhibit 21

NAME OF SUBSIDIARY:	STATE/COUNTRY OF INCORPORATION:
Hydratight Angola Lda	Angola
Actuant Australia Pty. Ltd.	Australia
Actuant Energy Pty. Ltd.	Australia
Cortland Company Australia Pty. Ltd.	Australia
Hydratight (Asia Pacific) Pty. Ltd.	Australia
Hydratight Equipamentos Servicos e Industria Ltda.	Brazil
Power Packer do Brazil Ltda.	Brazil
Turotest Medidores Ltda.	Brazil
Actuant Canada Corporation	Canada
Actuant Changchun Co. Ltd.	China
Actuant China Industries Co. Ltd.	China
Actuant China Ltd.	China
Actuant Shanghai Trading Co. Ltd.	China
Actuant Cyprus Ltd	Cyprus
Actuant International Holdings, Inc.	Delaware
Actuant UK Holdings, LLC	Delaware
Cortland Company, Inc	Delaware
ATU Worldwide Holdings II LLC	Delaware
Hydratight Operations, Inc.	Delaware
Maxima Holding Company Inc.	Delaware
Maxima Holdings Europe, Inc	Delaware
Maxima Technologies & Systems, LLC.	Delaware
Power Packer North America, Inc.	Delaware
Engineered Components and Systems, LLC	Delaware
Engineered Components and Systems II, LLC	Delaware
Versa Technologies, Inc.	Delaware
Weasler Engineering, Inc	Delaware
CrossControl OY	Finland
Actuant Europe Holdings SAS	France
Actuant France SAS	France
Hydratight SAS	France
Yvel SAS	France
Actuant GmbH	Germany
Hydratight Injectaseal Deutschland GmbH	Germany
Actuant Global Sourcing, Ltd.	Hong Kong
Actuant International Services, Ltd.	Hong Kong
EC&S Holdings Hong Kong Ltd.	Hong Kong
Mastervolt Asia Ltd.	Hong Kong
Actuant Hungary Holding Kft.	Hungary
Actuant Hungary Kft.	Hungary
ATU Hungary Holding Kft.	Hungary
Weasler Engineering Kft.	Hungary
Actuant India Pvt. Ltd.	India
Engineered Solutions LP	Indiana
Enerpac SpA	Italy
Enerpac Co. Ltd	Japan

AE Investments I Ltd.	Jersey
AE Investments II Ltd.	Jersey
Actuant Holdings Kazakhstan LLP	Kazakhstan
Actuant JV Kazakhstan LLP	Kazakhstan
Hydratight Operating Company Kazakhstan LLP	Kazakhstan
MT&S Europe, S.a.r.l.	Luxembourg
CrossControl Sdn. Bhd.	Malaysia
Actuant Mexico Holdings S. de R.L. de C.V.	Mexico
Instrumentos Stewart Warner de Mexico S.A. de C.V.	Mexico
Actuant Europe CV	Netherlands
Applied Power Europa BV	Netherlands
ATU Euro Finance BV	Netherlands
ATU Global Holdings CV	Netherlands
ATU Global Holdings II BV	Netherlands
BML Global Holdings CV	Netherlands
Enerpac BV	Netherlands
Enerpac Heavy Lifting Technology BV	Netherlands
Engineered Solutions Holdings CV	Netherlands
Hydratight BV	Netherlands
Power Packer Europa BV	Netherlands
Weasler Engineering BV	Netherlands
Actuant Investments, Inc.	Nevada
ATU M.E. Investments, LLC	Nevada
ATU Worldwide Holdings I Inc.	New York
BW Elliott Mfg. Co., LLC	New York
Enerpac AS	Norway
Selantic AS	Norway
Venice Holdings AS	Norway
Venice Norge AS	Norway
Hydratight Arabia Limited	Saudi Arabia
Actuant Asia Pte. Ltd.	Singapore
Enerpac Asia Pte. Ltd.	Singapore
Actuant Operations Singapore Pte Ltd.	Singapore
Venice (Singapore) Pte Ltd.	Singapore
Venice Holdings (Singapore) Pte Ltd.	Singapore
Enerpac Africa (Pty) Ltd.	South Africa
Actuant Korea Ltd.	South Korea
Actuant Middle East Holdings, S.L.	Spain
Enerpac Spain, S.L.	Spain
Engineered Components and Systems Holding Spain SL	Spain
Larzep, S.A.	Spain
Maxima Technologies, S.L.	Spain
Actuant Holdings AB	Sweden
Actuant Sweden HB	Sweden
CrossCo Investment AB	Sweden
CrossControl AB	Sweden
Enerpac Scandinavia AB	Sweden
Engineered Components and Systems Holdings Alfta AB	Sweden
Equalizer International Inc.	Texas
PSL Holdings, Inc.	Texas

Hydratight Ltd.	Trinidad
Ergun Hidrolik Sanayi VE Ticaret A.S.	Turkey
Actuant Acquisitions Ltd.	UK
Actuant Acquisitions Finance Ltd.	UK
Actuant Energy Ltd.	UK
Actuant Finance Ltd	UK
Actuant Global Financing Limited	UK
Actuant Ltd.	UK
Actuant International Ltd.	UK
Actuant Operations UK Ltd.	UK
AE Holdings Ltd.	UK
ATU Asia Holdings Ltd.	UK
ATU Investments Ltd	UK
BML PN Ltd	UK
CAM 1 Ltd	UK
Cortland UK Holdings Ltd.	UK
D.L. Ricci Ltd.	UK
Equalizer Flange Integrity Systems Ltd.	UK
Equalizer International Ltd.	UK
HT Global Holdings Limited	UK
Hydratight Ltd.	UK
Hydratight Operations, Ltd.	UK
Mirage Machines Limited	UK
Venice Fundco Ltd.	UK
Venice Topco Ltd.	UK
Enerpac Middle East FZE	United Arab Emirates
Hydratight FZE	United Arab Emirates